Exhibit 99.1

First Foundation Inc. Completes Acquisition of TGR Financial, Inc.

and its bank subsidiary, First Florida Integrity Bank

●	Expands operations from coast to coast and solidifies position as a premier regional bank
●	Gary L. Tice appointed to First Foundation Inc.’s Board of Directors and Garrett Richter will oversee banking activites in Florida

DALLAS, TX – December 20, 2021 – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank (collectively “First Foundation”), announced that it has completed its acquisition, effective as of December 17, 2021, of TGR Financial, Inc. and its bank subsidiary, First Florida Integrity Bank, a Florida state-chartered bank with seven branch offices located throughout Southwest Florida, plus a corporate office in Naples.

“I am pleased to announce the completion of the acquisition of TGR Financial, Inc. and its bank subsidiary First Florida Integrity Bank,” said Scott F. Kavanaugh, CEO of First Foundation Inc. “This acquisition positions us to serve clients from coast to coast and enhances our profile as a premier regional bank. With the addition of approximately $1.1 billion in loans and $2.2 billion in deposits, along with a team of experienced bankers, this is the largest acquisition in our bank’s history. We are excited for all of the great growth potential in the state of Florida. We have already started working with our talented new team members, and we expect a smooth integration as we begin serving our new clients. I want to thank everyone who has worked tremendously hard to get us to where we are today and set us up for success as we plan to complete the full system conversion in the second quarter of 2022.”

As part of the transaction, First Foundation Inc. also announced that its Board of Directors appointed Gary L. Tice to serve as a director. Mr. Tice had previously served as the Chairman of the Board of Directors of TGR Financial, Inc. In addition, Garrett Richter will assume the newly created position of Market President, overseeing banking activities in Florida.

Under the terms of the merger agreement, each share of TGR Financial, Inc. common stock and each share of TGR Financial, Inc. preferred stock was converted into the right to receive 0.6068 of a share of First Foundation common stock.

About First Foundation

First Foundation Inc. (NASDAQ: FFWM) and its subsidiaries offer personal banking, business banking, and private wealth management services, including investment, trust, insurance, and philanthropy services. This comprehensive platform of financial services is designed to help clients at any stage in their financial journey. The broad range of financial products and services offered by First Foundation are more consistent with those offered by larger financial institutions, while its high level of personalized service, accessibility, and responsiveness to clients is more aligned with community banks and boutique wealth management firms. This combination of an integrated platform of comprehensive financial products and personalized service differentiates First Foundation from many of its competitors and has contributed to the growth of its client base and business. Services are offered through bank and/or wealth management branch offices in California, Nevada, and Hawaii. First Foundation is also currently lending in Texas, with a branch office expected to open there in early 2022. Learn more at firstfoundationinc.com, or connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to First Foundation's current expectations regarding the merger and its business plans and expectations. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by First Foundation with the Securities and Exchange Commission ("SEC"). The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the benefits from the merger may not be fully realized or may take longer to realize than expected or be more costly to achieve, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which First Foundation operates; the ability to promptly and effectively integrate the businesses of First Foundation and TGR Financial; reputational risks and the reaction of the companies' customers, employees and counterparties to the merger; diversion of management time on merger-related issues; lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm First Foundation's business, financial position and results of operations, and could adversely affect the anticipated benefits of the merger; and other risks that are described in First Foundation's public filings with the SEC. You should not place undue reliance on forward-looking statements and First Foundation undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Investor Inquiries

Kevin Thompson

Chief Financial Officer

(949) 202-4164

kthompson@ff-inc.com

Media Inquiries

Tyler J. Resh
Director of Marketing & Strategy
(949) 202-4131
tresh@ff-inc.com